                                                                       Exhibit 3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                         ADVENTRX PHARMACEUTICALS, INC.

                              COMMON STOCK WARRANT

Warrant No. WP-3                                            Dated: July 27, 2005

     ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, High River Limited Partnership or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total Eight Hundred Sixty Four Thousand Eight Hundred Sixty-Five (864,865) shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price per share equal to Two Dollars Twenty-Six Cents ($2.26) (as such exercise price may be adjusted from time to time as provided in Section 9, the "Exercise Price"), at any time and from time to time from and after January 27, 2006 and through and including the Expiration Date (as such term is defined in Section
14).

     This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement, dated July 21, 2005, by and among the Company, the Holder and the other entities listed on Appendix A thereto (the "Purchase Agreement"). All capitalized terms not otherwise defined herein shall have the meaning given to them in the Purchase Agreement. This Warrant is subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Registration of Transfers and Exchanges.

     (a) The Company shall register the transfer, subject to compliance with applicable federal and state securities laws, of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Warrant Agent (as defined in Section 13) or to the Company at its address for notice set forth in
Section 12. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

     (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company at its address for notice set forth in Section 12 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.

3. Duration and Exercise of Warrants.

     (a) This Warrant shall be exercisable by the registered Holder on any business day before 5:00 P.M. (Pacific Time) at any time and from time to time on or after January 27, 2006 to and including the Expiration Date. At 5:00 P.M. (Pacific Time) on the Expiration Date, the portion of this Warrant not exercised prior thereto shall expire and become void and of no value. Prior to the Expiration Date, the Company may not call or otherwise redeem this Warrant.

     (b) Subject to Section 10, upon delivery of an executed Form of Election to Purchase, together with the grid attached hereto as Annex A duly completed and signed, to the Company at its address for notice set forth in Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, which may bear a restrictive legend as set forth in Section 7. To effect an exercise hereunder, the Holder shall not be required to physically surrender this Warrant to the Company unless all the Warrant Shares have been exercised. Exercises hereunder shall have the effect of lowering the number of Warrant Shares in an amount equal to the applicable exercise, which shall be evidenced by entries set forth on the attached Annex A. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and the date of such exercises. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of a portion of this Warrant, the number of shares issuable upon exercise of this Warrant may be less than the amount stated on the face hereof.

     (c) A "Date of Exercise" means the date on which the Company shall have received the Form of Election to Purchase completed and duly signed.

     (d) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.

4. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

5. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity.

6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available at all times out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and receipt of the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

7. Acquisition of Warrant for Personal Account. Holder understands that neither this Warrant nor any of the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Holder also understands that this Warrant and the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Holder's representations contained herein and in the Purchase Agreement. Holder represents and warrants as follows:

     (a) Holder is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of this Warrant and the Warrant Shares.

     (b) Holder is acquiring this Warrant and, if this Warrant is exercised, will acquire the Warrant Shares for its own account for investment only. Holder has no intention of selling or distributing this Warrant or any Warrant Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of this Warrant or any of the Warrant Shares except in accordance with the provisions of Section 6 of the Purchase Agreement. Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Warrant or any of the Warrant Shares except in accordance with the provisions of Section 6 of the Purchase Agreement with respect to the Warrant Shares or pursuant to and in accordance with the Securities Act.

     (c) Holder has received and reviewed the Memorandum and has requested, received, reviewed and considered all other information Holder deems relevant in making an informed decision to purchase this Warrant and the Warrant Shares. Holder has had an opportunity to discuss the Company's business, management and financial affairs with its management and also had an opportunity to ask questions of officers and employees of the Company that were answered to Holder's satisfaction.

     (d) Holder recognizes that an investment in this Warrant and the Warrant Shares involves a high degree of risk, including a risk of total loss of Holder's investment. Holder is able to bear the economic risk of holding this Warrant and the Warrant Shares for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in this Warrant and the Warrant Shares.

     (e) Holder has, in connection with Holder's decision to purchase this Warrant and, if this Warrant is exercised, the Warrant Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein or the Memorandum. Holder has, with respect to all matters relating to this Warrant and the offer and sale of the Warrant Shares, relied solely upon the advice of Holder's own counsel and has not relied upon or consulted any counsel to the Placement Agent or counsel to the Company.

     (f) Holder understands and acknowledges that nothing in the Memorandum, this Warrant, any other materials presented to Holder or any communications between Holder and the Placement Agent in connection with the purchase and sale of this Warrant and the Warrant Shares constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Warrant Shares.

     (g) Holder acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the offering of this Warrant and the Warrant Shares by the Company, that the information and data provided to Holder in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Holder further acknowledges that in making its decision to enter into this Warrant and to purchase Warrant Shares that it has relied on its own examination of the Company and the terms of, and consequences, of holding this Warrant and the Warrant Shares. Each Holder further acknowledges that the provisions of this
Section 7(g) are also for the benefit of, and may also be enforced by, the Placement Agent.

     (h) Holder understands that this Warrant and the Warrant Shares are "restricted securities" as such term is defined in Rule 144 of Regulation D promulgated under the Securities Act ("Rule 144") and must be held indefinitely unless they are subsequently registered or qualified under applicable state and federal securities laws or an exemption from such registration or qualification is available. Holder understands that it may resell the Warrant Shares pursuant to Rule 144 only after the satisfaction of certain requirements, including the requirement that the Warrant Shares be held for at least one year prior to resale.

     (i) Holder acknowledges and agrees that this Warrant and Warrant Shares are subject to certain restrictions as to resale or transfer under the federal and state securities laws. Holder agrees and understands that stop transfer instructions will be given to the transfer agent for the Warrant Shares, and each certificate delivered on transfer of or in substitution for any such certificate, and each certificate representing the Warrant Shares shall have affixed a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. EXCEPT AS SPECIFIED IN THIS LEGEND, SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER."

     (j) Holder understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws. Holder will promptly notify the Company of any changes in the information set forth in the Registration Statement (as defined in Section 6.1(a)(i) of the Purchase Agreement) regarding Holder.

     (k) Holder: (i) is, to its knowledge and except as disclosed in the Purchase Agreement, not an affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any other Holder, (ii) is not constituted as a partnership, association, joint venture or any other type of joint entity with any other Holder, and (iii) to its knowledge and except as disclosed in the Purchase Agreement, is not acting as part of a group (as such term is defined under Section 13(d) of the Exchange Act) with any other Holder. If at any time after the date of this Warrant (the "Warrant Date") Holder becomes an affiliate (as defined herein) of any other Holder, Holder will provide prompt written notice to the Company.

8. Obligation to Register Securities. The Company is not obligated to register this Warrant or the Warrant Shares for resale under the Securities Act, except as provided in the Purchase Agreement, and the Holder of this Warrant (or any assignee hereof) is entitled to the registration rights in respect of the Warrant Shares as only set forth in the Purchase Agreement.

9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9. Upon each such adjustment of the Exercise Price pursuant to this Section 9, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying (x) the Exercise Price in effect immediately prior to such adjustment by (y) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by (z) the Exercise Price resulting from such adjustment.

     (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the Warrant Date which contain a stated dividend rate) or otherwise make a distribution or distributions of capital stock to all the holders of Common Stock or on any other class of capital stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. In such event, the number of Warrant shares issuable under this Warrant shall be equitably adjusted to reflect such event (i.e., in the event of 2:1 stock split of the Common Stock, the number of Warrant shares shall be increased to twice the number available for purchase prior to the record date for such stock split). Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

     (b) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 9(b) upon any exercise following any such reclassification or share exchange.

     (c) If while this Warrant, or any portion thereof, remains outstanding and unexpired, the holders of shares of Common Stock shall receive, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, property (including cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares then exercisable, such property (including cash) of the Company such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to the record date for such payment.

     (d) For the purposes of this Section 9, the following clauses shall also be applicable:

          (i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

     (e) All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

     (f) If:

          (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

          (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

          (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

          (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

          (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least ten calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

10. Payment of Exercise Price. Upon exercise of this Warrant, the Holder shall pay the aggregate Exercise Price payable with respect to the Warrant Shares for which this Warrant is exercised by cash or by certified or official bank check payable to the order of the Company, or by wire transfer of immediately available funds to an account to be designated by the Company.

11. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

12. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of
(i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Pacific Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (Pacific Time) on any date and earlier than 11:59 p.m. (Pacific Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121, facsimile (858) 552-0876, attention: Chief Financial Officer, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13. Warrant Agent. The Company shall serve as warrant agent (the "Warrant Agent") under this Warrant. Upon prior written notice to the Holder, the Company may appoint a new Warrant Agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new Warrant Agent shall be a party or any corporation to which the Company or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Warrant without any further act. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

14. Expiration of Warrant. This Warrant shall expire and no longer be exercisable as of the date (the "Expiration Date") that is the earlier of (i) the seven-year anniversary of the Warrant Date; or (ii) immediately prior to the consummation of either (A) any acquisition of the Company by means of merger, consolidation or other form of corporate reorganization (other than a reincorporation transaction or change of domicile) following which the holders of the outstanding voting securities of the Company immediately prior to such merger, consolidation or other reorganization do not hold (in their capacity as such) equity securities representing a majority of the voting power of the surviving or resulting entity immediately following such merger, consolidation or other reorganization or (B) a sale of all or substantially all of the assets of the Company other than to a buyer in which the holders of the outstanding voting securities of the Company immediately prior to such sale hold (in their capacity as such) equity securities representing a majority of the voting power immediately following such sale (any of such events being referred to herein as an "Acquisition"), in which the consideration to the stockholders of the Company for their shares of stock consists entirely of cash; provided, however, that if the amount of cash per share to be paid to the stockholders of the Company in such Acquisition (the "Per Share Price") is greater than the Exercise Price, the Company shall be obligated to pay to the Holder, upon consummation of the Acquisition, an amount for each Warrant Share for which the Holder has not exercised this Warrant by such date equal to the difference between the Per Share Price and the Exercise Price.

15. Non-Cash Acquisition.

     (a) In the event of the occurrence of an Acquisition in which the consideration does not consist entirely of cash, then as part of such Acquisition, the Company shall make lawful provision such that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, prior to the Expiration Date and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the corporation or other entity resulting from the Acquisition (or which purchases the assets of the Company) that the Holder would have been entitled to receive in the Acquisition if this Warrant had been exercised immediately before the Acquisition. In all events, appropriate adjustments (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Acquisition, to the extent that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after the Acquisition upon exercise of this Warrant.

     (b) Notwithstanding the provisions of Section 15(a), in the event of an Acquisition covered by the terms of Section 15(a), then at the Company's option, this Warrant shall be automatically cancelled (and the Holder will promptly surrender this Warrant to the Company for cancellation) if, upon consummation of the Acquisition, the Holder is paid the following amount:

          (i) if the consideration per share to be paid to the stockholders of the Company in the Acquisition (the "Consideration Per Share") is less than the Exercise Price, then the Holder shall be paid an amount equal to the value of the unexercised portion of the Warrant, with such value being based on application of the Black-Scholes model to the unexercised portion of the Warrant (as applied by Company's Board of Directors in good faith) using the closing price of a share of common stock of the Company on the business day prior to the announcement of the Acquisition;

          (ii) if the Consideration Per Share is greater than the Exercise Price but equal to or less than $12.26 per share, then the Holder shall be paid an amount equal to the product of (A) the Consideration Per Share minus the Exercise Price (the "Delta"), multiplied by (B) the number of Warrant Shares for which the Holder has not exercised this Warrant by such date (the "Unexercised Warrant Shares"), and multiplied by (C) 1.40;

          (iii) if the Consideration Per Share is greater than $12.26 per share but equal to or less than $22.26 per share, then the Holder shall be paid an amount equal to the product of (A) the Delta, multiplied by (B) the Unexercised Warrant Shares, and multiplied by (C) 1.30; and

          (iv) if the Consideration Per Share is $22.26 or greater, then the Holder shall be paid an amount equal to the product of (A) the Delta, multiplied by (B) the Unexercised Warrant Shares, and multiplied by (C) 1.20.

     (c) The value of the consideration in an Acquisition covered by this
Section 15(b) shall be determined in good by the Company's Board of Directors. Upon any adjustment of the Exercise Price pursuant to the terms hereof, the price ranges in subsections 15(b)(i), (ii), and (iii) hereof shall be similarly adjusted.

16. Miscellaneous.

     (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their permitted successors and assigns.

     (b) Subject to Section 16(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

     (c) This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

     (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     (f) This Warrant is being issued pursuant to the Purchase Agreement and any provisions hereof may be amended, waived or modified in accordance with the amendment and modification provision set forth in the Purchase Agreement.

     (g) Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

17. No Rights as a Stockholder. Holder shall not, by virtue hereof, be entitled to any rights of stockholder of the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby of the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this COMMON STOCK WARRANT to be duly executed by its authorized officer as of the date first indicated above.

                                        ADVENTRX PHARMACEUTICALS, INC.


                                        By:  /s/ Evan Levine
                                            ------------------------------------
                                            Evan Levine
                                            President and Chief Executive
                                            Officer

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrant to which this form applies, issued by ADVENTRX Pharmaceuticals, Inc. (the "Company"))

To ADVENTRX Pharmaceuticals, Inc.:

     The undersigned hereby irrevocably elects to purchase shares of common stock, $0.001 value, of the Company (the "Common Stock") and encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     (1) The undersigned hereby elects to purchase ________ shares of the Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2) The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

  (Please print name, address and social security or tax identification number)

Dated: _______, 200__

Name of Holder:

                                        (Print)
                                                --------------------------------


                                        (By:)
                                              ----------------------------------

                                        (Name:)
                                                --------------------------------

                                        (Title:)
                                                 -------------------------------

                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of ADVENTRX Pharmaceuticals, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of ADVENTRX Pharmaceuticals, Inc. with full power of substitution in the premises.

Dated:

_______________, _____


                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant)

                                        ----------------------------------------
                                        Address of Transferee

                                        ----------------------------------------

                                        ----------------------------------------

In the presence of:


-------------------------------------

                                     ANNEX A

        Number of Warrant Shares   Number of Warrant Shares    Number of Warrant Shares
Date   Available to be Exercised           Exercised          Remaining to be Exercised
----   -------------------------   ------------------------   -------------------------
